]






FOR IMMEDIATE RELEASE

Company Contacts:
C. Michael Stoehr Glenn Wiener
SVP and CFO                               Investor and Financial Media Relations
(631) 233-7750                            (212) 786-6011 or GWIENER@GWCCO.COM
                                          --------------------------------------

           AUDIOVOX CORPORATION REPORTS FOURTH QUARTER AND FISCAL 2002

     o    Q4 '02 Net Loss of $0.69 vs. Q4 '01 Net Loss of $0.14

     o    FY '02 Net Loss of $14.0 million vs. FY '01 Net Loss of $7.2 million

     o Final FY '02 adjustment for the restatements results in a net cumulative loss through August 31, 2002 of $65,000

     o Company sets conference call for June 9, 2003 at 10:00 AM to discuss FY '02 and Q1 '03

     o    Annual meeting of Shareholders set for July 24, 2003

Hauppauge, NY, June 3, 2003 . . . Audiovox Corporation (Nasdaq: VOXXE) today announced that it has filed its Form 10-K for Fiscal 2002 with the Securities and Exchange Commission (SEC). In addition to announcing results, the Company has also set a conference call date for June 9, 2003 at 10:00 AM (EST) and the Annual Meeting of Shareholders for July 24, 2003. As soon as the Company files its Form 10-Q for the period ended February 28, 2003, it intends to request that Nasdaq remove the "E" on its trading symbol, subject to Nasdaq's requirement that the Company file its Form 10-Q for the quarter ended May 31, 2003 on or before July 15, 2003.the

John J. Shalam, Chairman, commented on the announcement, "We are pleased to get this difficult period behind us and are anxious to get on with the Company's business for 2003. Our balance sheet remains strong and we are in a position to grow with both new product additions and synergistic business acquisitions should they arise. We have a number of exciting new products from both groups set to start shipping in the second half of the year, many of which are already placed with key accounts. Our investors, customers and suppliers can be confident that now that we have these financial reporting issues behind us, management remains focused on increasing revenues and profits in 2003."

Restatement

As previously announced, the Company had delayed filing its Form 10-K for the fiscal year ended November 30, 2002 and Form 10-Q for the quarter ended February 28, 2003. As a result of an SEC comment letter and completion of its audit for Fiscal 2002, the Company has restated results for fiscal years 2000, 2001, and the first three quarters of fiscal 2002.

                                  Exhibit 99.2

Audiovox Corporation Reports...
Page 2 of 6

On May 29, 2003, the Company announced an unaudited cumulative change as of that date, to income and equity of $1.0 million. At the completion of the Company's audit, the cumulative change results in a loss of $65,000 through the period ending August 31,2002. In finalizing the Form 10-K, the Company made an additional adjustment to its financial statements, reversing $1.7 million in expenses incurred in connection with the Company's issuance of subsidiary shares, which was previously recorded in paid in capital. This resulted in an increase in stockholders equity and reduced the gain recorded on the issuance of those shares. After recovery for income taxes, the net charge to the income statement was $1.1 million. The net effect of the adjustments had no impact on the Company's cash balances for any of those periods.

Although adjustments vary by period, the net cumulative effect of all of these changes, which include changes previously announced on March 14, 2003 and May 29, 2003, is as follows:

          Effects of Restatement Adjustments on Net Income or Net Loss
                                 (in thousands)

                                    Increase (Decrease)                             Increase (Decrease)
                                       in Net Income          (Increase) Decrease    in Net Income for
                                      for the Fiscal          in Net Loss for the     the Nine Months         Net
                                        Year Ended             Fiscal Year Ended           Ended           Cumulative
                                     November 30, 2000         November 30, 2001      August 31, 2002        Change
                                     -----------------         -----------------      ---------------        ------

 Restatement adjustments:
      Revenue recognition                ($  779)                 $   779                    --                --
      Timing of revenue                     --                        (15)                 ($  103)         ($  118)
      Litigation                            --                       (373)                     427               54
      Foreign currency
         translation                        --                        --                    (1,491)          (1,491)
      Inventory pricing                     --                        --                       420              420
      Sales incentives                     1,884                      910                      847            3,641
      Gain on the issuance of
         subsidiary shares                  --                        --                    (1,556)          (1,556)

  Operating expense
      reclassification to cost of
      sales (1)                             --                        --                      --               --
      Total adjustment to pre-tax
         income (loss)                     1,105                    1,301                   (1,456)             950
  (Provision for) recovery of
      Income taxes                          (842)                    (310)                     204             (948)
  Minority interest (2)                     --                         20                      (87)             (67)
                                         -------                  --------                 --------          -------
     Total effect on net income (loss)   $   263                  $ 1,011                  ($1,339)             (65)
                                         ========                 ========                 ========          =======

(1) This adjustment represents a reclassification of warehousing and technical support and general and administrative costs (which are a component of operating expenses) to

                                  Exhibit 99.2

Audiovox Corporation Reports...
Page 3 of 6

     cost of sales. This reclassification did not have any effect on previously reported net income or (loss) for any fiscal year or period presented herein.

(2) This adjustment reflects the impact of the restatement adjustments on minority interest.

 Fiscal Year 2002

For the fiscal year ended November 30, 2002, net sales were $1.1 billion. For the fiscal year ended November 30, 2002, the Company's majority-owned subsidiary, Audiovox Communications Corp. (ACC) had revenues of $727.7 million on sales of 4.9 million units. The average selling price was $136 per unit due to higher priced, new product introductions during the fourth quarter. Wireless sales were impacted by reduced consumer demand, price erosion and delivery delays by some of ACC's suppliers. These conditions resulted in an additional adjustment to the carrying value of the wireless inventory. For the fiscal year-ended November 30, 2002, the Company's wholly owned subsidiary, Audiovox Electronics Corp. (AEC) posted sales of $372.7 million. Sales in AEC were positively impacted by continued growth in the mobile video, security and consumer product categories.

For the fiscal year ended November 30, 2002, net loss and loss per common share were $14.0 million and $0.64 per share, both basic and diluted, respectively. As a result of the additional sale of shares of ACC to Toshiba Corporation, Audiovox Corporation's majority ownership of ACC was reduced to 75%. For Federal Income Tax purposes, ACC will no longer be consolidated in the parent company's Federal Tax returns. The Company has recorded a valuation allowance of $13.1 million on the deferred tax assets of ACC.

For the fiscal year ended November 30, 2002, ACC's loss before taxes was $24.9 million. Income before taxes for AEC was $17.7 million. AEC provided for additional foreign currency translation costs relating to the Company's Venezuelan subsidiary. The Company reports its operating segments on an income before taxes basis and retains certain expenses at the corporate level, which are not allocated to the operating segments.

 Fourth Quarter '02 Results

Net sales for the fourth quarter of fiscal 2002 were $316.9 million. Net sales for ACC were $211.1 million for the fourth quarter with 1.5 million total units sold at an average selling price of $137.

Fourth quarter net sales for AEC were $105.8 million. The Company reports its operating segments on an income before taxes basis and retains certain expenses at the corporate level, which are not allocated to the operating segments.


                                  Exhibit 99.2

Audiovox Corporation Reports...
Page 4 of 6

Net loss and loss per common share for the quarter, which includes a valuation allowance on ACC's deferred tax assets were $15.1 million and $0.69 basic and diluted, respectively. ACC's fourth quarter loss before taxes was $9.4 million. AEC's fourth quarter income before taxes was $2.8 million. The Company reports its operating segments on an income before taxes basis.

There were several charges taken by ACC during the fourth quarter. The Company recorded a valuation allowance of $13.1 million on the deferred tax assets of ACC. In addition, results were affected by markdowns recorded on ACC's inventory and the increased provision for doubtful accounts for a PCS carrier and for customers in Venezuela and Argentina, due to the current economic conditions there.

The Electronics group provided an additional provision for inventory as a result of fourth quarter order cancellations from some of its mass merchant customers. This markdown reflects future resale value of the inventory based on current market conditions.

In addition, during the second quarter we took charges relating to analog inventories which also had a substantial negative effect on second quarter performance."

 Conference Call

Audiovox Corporation will be hosting a results conference call on June 9, 2003 at 10:00 a.m. (EDT) to discuss the results of Fiscal 2002 and the first quarter of 2003. Interested parties may participate in a listen-only mode via a real-time web cast by visiting the Company's web site http://www.audiovox.com.

For those who will be unable to participate on the call, a replay will be available approximately one hour after the call has been completed and will last for one week thereafter.

Replay Number: 888-286-8010     International Call-in Number: 617-801-6888
Access Code: 14864630


 Annual Meeting


Audiovox will be hosting its Annual meeting on Thursday, July 24th at 10:00 a.m. at the Sheraton Hotel in Hauppauge, New York.

Audiovox Corporation is an international leader in the marketing of cellular telephones, mobile security and entertainment systems, and consumer electronics products. The Company conducts its business through two subsidiaries and markets its products both domestically and internationally under its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to several customers. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

                                  Exhibit 99.2

Audiovox Corporation Reports...
Page 5 of 6

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to: risks that may result from our ability to keep pace with technological advances; significant competition in the wireless, mobile and consumer electronics businesses; quality and consumer acceptance of newly introduced products; our relationships with key suppliers and customers; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; the possibility that our failure to timely file our quarterly report on Form 10-Q for the quarter ended February 28, 2003 will result in a determination that we are subject to delisting from the Nasdaq Stock Market; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements that may be required as a result of the resolution of the SEC comment letter. Risk factors associated with our business, including some of the factors set forth herein, are detailed in the Company's Form 10-K for the fiscal fourth quarter and year ended November 30, 2002 and other documents filed with the SEC.





                                - Table Follows -

                                  Exhibit 99.2

Audiovox Corporation Reports...
Page 6 of 6
                              AUDIOVOX CORPORATION

                      Consolidated Statement of Operations

                 (In Thousands, Except Share and Per Share Data)




                                                               Three Months Ended          Twelve Months Ended

                            November 30, November 30,
                            2001 2002 2000 2001 2002
                                                              (unaudited)(unaudited)(as restat(as restated)

                                                                Three Months Ended         Twelve Months Ended
                                                                  November 30,                         November
                                                                                                  30,
                                                                2001       2002       2000      2001             2002
                                                                ----       ----       ----      ----
                                                             (unaudited)(unaudited)(as restated)           (as restated)

Net sales                                                  341,152    316,853   1,670,291    1,276,591    1,100,382

Cost of sales                                              323,017    302,098   1,551,666    1,205,201    1,025,783
                                                           --------   -------   ---------    ----------   ---------
Gross profit                                                18,135     14,755     118,625       71,390       74,599
Operating expenses
     Selling                                                 7,628      7,639      29,056       30,039       29,509
     General and administrative                             12,481     15,600      46,466       46,505       55,292
     Warehousing, assembly and repair                        1,137      1,117       3,474        4,082        3,874
                                                           --------   -------   ---------    ----------   ---------
          Total operating expenses                          21,246     24,356      78,996       80,626       88,675
                                                           --------   -------   ---------    ----------   ---------
Operating income                                            (3,111)    (9,601)     39,629       (9,236)     (14,076)

Gain on issuance of subsidiary's shares                          0          0           0            0       14,269
Other income (expense)                                      (1,282)    (1,970)      2,514       (2,246)      (6,596)
                                                           --------   -------   ---------    ----------   ---------

Income (loss) before provision for (recovery of) income
taxes and cumulative effect of a change in accounting
principle                                                   (4,393)   (11,571)     42,143      (11,482)      (6,403)

Provision for (recovery of) income taxes                    (1,169)     7,696      15,766       (3,627)       12,932
Minority interest income (expense)                             147      4,193      (1,074)         657         5,055
                                                           --------   -------   ---------    ----------   ---------

Income (loss) before cumulative effect of a change in
accounting for negative goodwill                            (3,077)   (15,074)     25,303       (7,198)     (14,280)

Cumulative effect of a change in accounting for negative
goodwill                                                         0          0       2,189            0          240
                                                           --------   -------   ---------    ----------   ---------

Net income (loss)                                           (3,077)   (15,074)     27,492       (7,198)    (14,040)
                                                           --------   -------   ---------    ----------   ---------

Net income (loss) per common share (basic):
     Income (loss) before extraordinary item and
       cumulative effect of a change in accounting for
       negative goodwill                                    ($0.14)    ($0.69)      $1.19       ($0.33)     ($0.65)
     Extraordinary item - gain on extinguishment of debt         -          -       $0.10            -           -
     Cumulative effect of a change in accounting for
       negative goodwill                                         -          -           -            -        $0.01
Net income (loss) per common share                           ($0.14)   ($0.69)      $1.29       ($0.33)      ($0.64)

Net income (loss) per common share (diluted):
     Income (loss) before extraordinary item and
       cumulative effect of a change in accounting for
       negative goodwill                                    ($0.14)    ($0.69)      $1.12       ($0.33)     ($0.65)
     Extraordinary item - gain on extinguishment of debt         -          -       $0.10            -           -
     Cumulative effect of a change in accounting for
       negative goodwill                                         -          -           -            -        $0.01
Net income (loss) per common share                           ($0.14)   ($0.69)      $1.22       ($0.33)      ($0.64)
Weighted average number of common shares outstanding:
     basic                                                    21,966,461 21,809,90321,393,566 21,877,100   21,850,035
     diluted                                                  21,966,461 21,809,90322,565,806 21,877,100   21,850,035


                                  Exhibit 99.2